UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 10, 2012

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This Amendment No. 1 amends the current report on Form 8-K of Echelon Corporation, a Delaware corporation, filed with Securities and Exchange Commission on May 11, 2012.

Item 2.05. Costs Associated with Exit or Disposal Activities

As previously reported on May 11, 2012, Echelon Corporation (the “Company”) has notified 42 employees that their employment with the Company would be terminated as part of an overall plan to reshape the Company for the future. As of August 7, 2012, the Company had terminated 32 employees.

The Company will incur pre-tax cash charges of approximately $1.3 million for severance pay expenses and related cash expenditures. The Company recognized $1.2 million of these charges in the quarter ended June 30, 2012, and the remaining costs will be recognized through March 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ William R. Slakey
William R. Slakey Executive Vice President and Chief Financial Officer

Date: August 7, 2012